Catherine Nitschke
Executive Director
Corporate & Investment Bank - Investor Services

J.P.Morgan

June 15, 2015

Franklin Templeton Investments

RE: China Connect Service for each Registrant listed in Schedule A hereto, on behalf of itself and each of the Account(s) listed under its name on Schedule A hereto

This letter relates to your interest in participating in the China Connect Service (as defined by the Rules of the Stock Exchange of Hong Kong ("SEHK")) through Franklin Templeton ("Franklin") as the authorized signatory for the Registrant(s) listed on Schedule A and its relationship with J.P. Morgan's global custody business ("J.P. Morgan Custody") pursuant to the global custody agreement listed for each Registrant listed on Schedule A ("Custody Agreement(s)"), and your applicable J.P. Morgan broker-dealer and its affiliates (including the SEHK exchange participant J.P. Morgan Broking (Hong Kong) Limited) ("J.P. Morgan Broker"). As a result, and with the agreement of Franklin, acknowledged below, J.P. Morgan is able to facilitate a coordinated settlement process ("coordinated brokerage and custody model") to safekeep the China Connect Securities (as defined by the Rules of SEHK) of the Registrant(s) and handle trade settlements via J.P. Morgan Broking (Hong Kong) Limited.

You have chosen to avail yourself of the coordinated brokerage and custody model, you acknowledge that this letter supplements the Custody Agreement in relation to your trading in China Connect Securities:

1. Disclosure – for stock positions held under the coordinated brokerage and custody model, you authorise J.P. Morgan Custody to disclose information on available China Connect Securities positions to J.P. Morgan Broker prior to the execution of any sale order from you to ensure you have sufficient stock available to sell.

2. Delivery of Stock – J.P. Morgan Custody shall perform instruction matching and subsequent investigation and escalation with J.P. Morgan Broker where any discrepancy is identified between the settlement instruction received and the trade execution to ensure appropriate resolution. Nevertheless, for sale orders executed under the China Connect Service, J.P. Morgan Broker is obligated to deliver securities out of the appropriate CCASS account with Hong Kong Securities Clearing Company Limited ("HKSCC") on trade date to satisfy its Continuous Net Settlement obligation due to HKSCC, even in the event that J.P. Morgan Custody has not received corresponding instructions from you or an alternative settlement date was agreed between you and J.P. Morgan as broker.

JPMorgan Chase Bank, N.A. • 383 Madison Ave., Floor 11, New York, NY 10179
Telephone: 212 622 5418
catherine.nitschke@jpmorgan.com

Catherine Nitschke
Executive Director
Corporate & Investment Bank - Investor Services

J.P.Morgan

With respect to the settlement and custody of China Connect Securities in any of your securities accounts that is or will be opened pursuant to the Custody Agreement, you acknowledge and undertake that you have familiarized yourself with, and fully understand, the rules, regulations, policies or guidelines applicable to China Connect Service and have satisfied yourself as to your eligibility and the eligibility of the Registrant to participate and the resultant implications in connection with participating and trading in China Connect Securities.

The China Connect Service raises a number of investment considerations with which you will need to be familiar. Certain of these considerations are listed in market materials that we will provide you separately and in a supplement to our 17f-7 assessment of the HKSCC.

Please sign and return the enclosed copy of this letter to reflect your understanding of, and agreement to, the above.

Very truly yours,

ACCEPTED AND AGREED:

AS AUTHORIZED SIGNATORY FOR EACH
REGISTRANT LISTED ON SCHEDULE A
HERETO

By: Kimberly H. Novotny
Title: Vice President

JPMorgan Chase Bank, N.A. • 383 Madison Ave., Floor 11, New York, NY 10179
Telephone: 212 622 5418
catherine.nitschke@jpmorgan.com

Catherine Nitschke
Executive Director
Corporate & Investment Bank - Investor Services

J.P.Morgan

Schedule A

Registrant	Custody Agreement
Templeton Emerging Markets Fund	February 1, 1987
Templeton China World Fund	September 7, 1993
Templeton Developing Markets Trust	October 16, 1991
Templeton Institutional Funds - Emerging Markets Series	May 3, 1993
Franklin Templeton Variable Insurance Products Trust - Templeton Developing Markets VIP Fund	May 1, 2000
Templeton Dragon Fund, Inc.	August 30, 1994
Templeton Global Investment Trust – Templeton BRIC Fund Templeton Global Investment Trust – Templeton Emerging Markets Small Cap Fund Templeton Global Investment Trust - Templeton Emerging Markets Balanced Fund	June 27, 1994
Templeton Global Opportunities Trust	January 18, 1990
Templeton Funds – Templeton Foreign Fund	June 1, 1984
Templeton International Foreign Fund by its Trustee Fiduciary Trust International of the South	January 30, 1990
Templeton International Emerging Markets Fund by its Trustee Fiduciary Trust International of the South	January 4, 1990

JPMorgan Chase Bank, N.A. • 383 Madison Ave., Floor 11, New York, NY 10179
Telephone: 212 622 5418
catherine.nitschke@jpmorgan.com

FRANKLIN TEMPLETON FUNDS

Certificate of Officer

June 16, 2015

THE UNDERSIGNED, VICE PRESIDENT, HEREBY CERTIFIES, ON BEHALF of each of the Funds listed in Exhibit A that:

1. Kimberly H. Novotny is Vice President and Assistant Secretary of each Fund and is authorized to execute documents on behalf of the Funds.

2. Kimberly H. Novotny, as of March 1, 2013, has been an officer of each Fund, and is presently an officer of the Funds.

3. The signature set forth below is Kimberly H. Novotny's genuine signature.

Kimberly H. Novotny
Title: Vice President and Assistant Secretary

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the 16th day of June, 2015.

Lori A. Weber
Title: Vice President of the Funds listed in Exhibit A

STATE OF FLORIDA)
COUNTY OF BROWARD)

Sworn to and subscribed before me this 16TH day of June 2015
by Lori A. Weber

Notary Public
Personally known to me X or produced identification_____
Type of identification produced________________________

Exhibit "A"

NAME OF TRUST/CORPORATION	NAME OF INDIVIDUAL FUND
FRANKLIN ALTERNATIVE STRATEGIES FUNDS	Franklin Pelagos Commodities Strategy Fund Franklin K2 Alternative Strategies Fund
FRANKLIN CALIFORNIA TAX-FREE INCOME FUND	Franklin California Tax-Free Income Fund
FRANKLIN CALIFORNIA TAX-FREE TRUST	Franklin California Insured Tax-Free Income Fund Franklin California Intermediate-Term Tax-Free Income Fund Franklin California Tax-Exempt Money Fund
FRANKLIN CUSTODIAN FUNDS	Franklin DynaTech Fund Franklin Growth Fund Franklin Income Fund Franklin U.S. Government Securities Fund Franklin Utilities Fund
FRANKLIN ETF TRUST	Franklin Short Duration U.S. Government ETF
FRANKLIN FEDERAL TAX-FREE INCOME FUND	Franklin Federal Tax-Free Income Fund
FRANKLIN FLOATING RATE MASTER TRUST	Franklin Floating Rate Master Series
FRANKLIN FUND ALLOCATOR SERIES	Franklin LifeSmart 2015 Retirement Target Fund Franklin LifeSmart 2020 Retirement Target Fund Franklin LifeSmart 2025 Retirement Target Fund Franklin LifeSmart 2030 Retirement Target Fund Franklin LifeSmart 2035 Retirement Target Fund Franklin LifeSmart 2040 Retirement Target Fund Franklin LifeSmart 2045 Retirement Target Fund Franklin LifeSmart 2050 Retirement Target Fund Franklin LifeSmart 2055 Retirement Target Fund Franklin Conservative Allocation Fund Franklin Corefolio Allocation Fund Franklin Founding Funds Allocation Fund Franklin Growth Allocation Fund Franklin Moderate Allocation Fund Franklin Multi-Asset Real Return Fund Franklin Payout 2017 Fund Franklin Payout2018 Fund Franklin Payout2019 Fund Franklin Payout2020 Fund Franklin Payout2021 Fund Franklin Payout2022 Fund Franklin Payout2023 Fund
FRANKLIN GLOBAL TRUST	Franklin Emerging Market Debt Opportunities Fund Franklin Global Listed Infrastructure Fund Franklin Global Real Estate Fund Franklin International Growth Fund Franklin International Small Cap Growth Fund Franklin Large Cap Equity Fund
FRANKLIN GOLD AND PRECIOUS METALS FUND	Franklin Gold and Precious Metals Fund

Exhibit "A"

NAME OF TRUST/CORPORATION	NAME OF INDIVIDUAL FUND
FRANKLIN HIGH INCOME TRUST	Franklin High Income Fund
FRANKLIN INVESTORS SECURITIES TRUST	Franklin Adjustable U.S. Government Securities Fund
	Franklin Balanced Fund
	Franklin Convertible Securities Fund
	Franklin Equity Income Fund
	Franklin Floating Rate Daily Access Fund
	Franklin Low Duration Total Return Fund
FRANKLIN LIMITED DURATION INCOME TRUST	Common Shares
	Preferred Shares
FRANKLIN MANAGED TRUST	Franklin Rising Dividends Fund
FRANKLIN MONEY FUND[4]	Franklin Money Fund
FRANKLIN MUNICIPAL SECURITIES TRUST	Franklin California High Yield Municipal Fund
	Franklin Tennessee Municipal Bond Fund
FRANKLIN MUTUAL RECOVERY FUND	Franklin Mutual Recovery Fund
FRANKLIN MUTUAL SERIES FUNDS	Franklin Mutual Beacon Fund
	Franklin Mutual European Fund
	Franklin Mutual Financial Services Fund
	Franklin Mutual Global Discovery Fund
	Franklin Mutual International Fund
	Franklin Mutual Quest Fund
	Franklin Mutual Shares Fund
FRANKLIN NEW YORK TAX-FREE INCOME FUND	Franklin New York Tax-Free Income Fund
FRANKLIN NEW YORK TAX-FREE TRUST	Franklin New York Intermediate-Term Tax-Free Income Fund
FRANKLIN REAL ESTATE SECURITIES TRUST	Franklin Real Estate Securities Fund
FRANKLIN STRATEGIC MORTGAGE PORTFOLIO	Franklin Strategic Mortgage Portfolio
FRANKLIN STRATEGIC SERIES	Franklin Biotechnology Discovery Fund
	Franklin Flex Cap Growth Fund
	Franklin Flexible Alpha Bond Fund
	Franklin Focused Core Equity Fund
	Franklin Global Government Bond Fund
	Franklin Growth Opportunities Fund
	Franklin Natural Resources Fund
	Franklin Small Cap Growth Fund
	Franklin Small-Mid Cap Growth Fund
	Franklin Strategic Income Fund

Exhibit "A"

NAME OF TRUST/CORPORATION	NAME OF INDIVIDUAL FUND
FRANKLIN TAX-FREE TRUST	Franklin Alabama Tax-Free Income Fund
	Franklin Arizona Tax-Free Income Fund
	Franklin Colorado Tax-Free Income Fund
	Franklin Connecticut Tax-Free Income Fund
	Franklin Double Tax-Free Income Fund
	Franklin Federal Intermediate-Term Tax-Free Income Fund
	Franklin Federal Limited-Term Tax-Free Income Fund
	Franklin Florida Tax-Free Income Fund
	Franklin Georgia Tax-Free Income Fund
	Franklin High Yield Tax-Free Income Fund
	Franklin Insured Tax-Free Income Fund
	Franklin Kentucky Tax-Free Income Fund
	Franklin Louisiana Tax-Free Income Fund
	Franklin Maryland Tax-Free Income Fund
	Franklin Massachusetts Tax-Free Income Fund
	Franklin Michigan Tax-Free Income Fund
	Franklin Minnesota Tax-Free Income Fund
	Franklin Missouri Tax-Free Income Fund
	Franklin New Jersey Tax-Free Income Fund
	Franklin North Carolina Tax-Free Income Fund
	Franklin Ohio Tax-Free Income Fund
	Franklin Oregon Tax-Free Income Fund
	Franklin Pennsylvania Tax-Free Income Fund
	Franklin Virginia Tax-Free Income Fund
FRANKLIN TEMPLETON GLOBAL TRUST	Templeton Hard Currency Fund
FRANKLIN TEMPLETON INTERNATIONAL TRUST	Templeton Foreign Smaller Companies Fund
	Franklin Global Allocation Fund
	Franklin India Growth Fund
	Franklin World Perspectives Fund
FRANKLIN TEMPLETON MONEY FUND TRUST	Franklin Templeton Money Fund

Exhibit "A"

NAME OF TRUST/CORPORATION	NAME OF INDIVIDUAL FUND
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST	Franklin Flex Cap Growth VIP Fund Franklin Founding Funds Allocation VIP Fund Franklin Global Real Estate VIP Fund Franklin Growth and Income VIP Fund Franklin High Income VIP Fund Franklin Income VIP Fund Franklin Large Cap Growth VIP Fund Franklin VolSmart Allocation VIP Fund Franklin Mutual Global Discovery VIP Fund Franklin Mutual Shares VIP Fund Franklin Rising Dividends VIP Fund Franklin Small Cap Value VIP Fund Franklin Small-Mid Cap Growth VIP Fund Franklin Strategic Income VIP Fund Franklin U.S. Government Securities VIP Fund Templeton Developing Markets VIP Fund Templeton Foreign VIP Fund Templeton Global Bond VIP Fund Templeton Growth VIP Fund
FRANKLIN UNIVERSAL TRUST	Franklin Universal Trust
FRANKLIN VALUE INVESTORS TRUST	Franklin All Cap Value Fund Franklin Balance Sheet Investment Fund Franklin Large Cap Value Fund Franklin MicroCap Value Fund Franklin MidCap Value Fund Franklin Small Cap Value Fund
INSTITUTIONAL FIDUCIARY TRUST	Money Market Portfolio
TEMPLETON CHINA WORLD FUND	Templeton China World Fund
TEMPLETON DEVELOPING MARKETS TRUST	Templeton Developing Markets Trust
TEMPLETON DRAGON FUND, INC.	Templeton Dragon Fund, Inc.
TEMPLETON EMERGING MARKETS FUND	Templeton Emerging Markets Fund
TEMPLETON EMERGING MARKETS INCOME FUND	Templeton Emerging Markets Income Fund
TEMPLETON FUNDS	Templeton Foreign Fund Templeton World Fund
TEMPLETON GLOBAL INCOME FUND	Templeton Global Income Fund
TEMPLETON GLOBAL INVESTMENT TRUST	Templeton BRIC Fund Templeton Emerging Markets Balanced Fund Templeton Emerging Markets Small Cap Fund Templeton Frontier Markets Fund Templeton Global Balanced Fund
TEMPLETON GLOBAL OPPORTUNITIES TRUST	Templeton Global Opportunities Trust

Exhibit "A"

NAME OF TRUST/CORPORATION	NAME OF INDIVIDUAL FUND
TEMPLETON GLOBAL SMALLER COMPANIES FUND	Templeton Global Smaller Companies Fund
TEMPLETON GROWTH FUND, INC.	Templeton Growth Fund, Inc.
TEMPLETON INCOME TRUST	Templeton Constrained Bond Fund
	Templeton Emerging Markets Bond Fund
	Templeton Global Bond Fund
	Templeton Global Total Return Fund
	Templeton International Bond Fund
TEMPLETON INSTITUTIONAL FUNDS	Emerging Markets Series
	Foreign Equity Series
	Foreign Smaller Companies Series
	Global Equity Series
TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC.	Templeton Russia & East European Fund, Inc.
THE MONEY MARKET PORTFOLIOS	The Money Market Portfolio